EXHIBITS 5 AND 23(b)


                                                       Kathleen A. McGah
                                                       Deputy General Counsel
                                                       Legal Division - 18CP
                                                       Telephone: (860) 308-6894
                                                       Fax: (860) 308-5155


                                                       February 10, 2004


The Travelers Insurance Company
One Cityplace
Hartford, Connecticut 06183


Gentlemen:

      With reference to Pre-Effective No. 1 to the Registration Statement on Form S-2 filed by The Travelers Insurance Company with the Securities and Exchange Commission covering registered fixed annuity contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

      1. The Travelers Insurance Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue fixed annuity contracts by the Insurance Commissioner of the State of Connecticut.

      2. The fixed annuity contracts covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, have been approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Insurance Company.

      I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Opinion" in the Prospectus constituting a part of the Registration Statement.


                                       Very truly yours,

                                       /s/ Kathleen A. McGah
                                       ---------------------
                                       Kathleen A. McGah
                                       Deputy General Counsel
                                       The Travelers Insurance Company














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EXHIBITS 23(a)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The Travelers Insurance Company:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to changes in the Company's methods of accounting for goodwill and other intangible assets in 2002, and for derivative instruments and hedging activities and for securitized financial assets in 2001.

/s/ KPMG LLP


Hartford, Connecticut

February 10, 2004